INDEPENDENT AUDITORS' CONSENT


The Board of Trustees
Oppenheimer Multi-State Municipal Trust

We consent to the use of our reports dated August 21, 1997 on the Oppenheimer New Jersey Municipal Fund, Oppenheimer Florida Municipal Fund, and Oppenheimer Pennsylvania Municipal Fund, collectively the Oppenheimer Multi-State Municipal Trust included herein and to the reference to our Firm under the heading "Financial Highlights" in Part A of the Registration Statement.



/s/ KPMG Peat Marwick LLP
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KPMG Peat Marwick LLP


November 5, 1997
Denver, Colorado